Exhibit 99.(16)

POWER OF ATTORNEY

Each of the undersigned Trustees of the American Beacon Funds (collectively, the “Trust”), hereby constitute and appoint Rosemary K. Behan, William T. MacGregor and Carmen E. Fahy, each of them with the power to act without any other and with full power of substitution, my true and lawful attorney with full power to sign for me in my capacity as Trustee for the Trust a Registration Statement on Form N-14, relating to the transaction listed below, under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any amendments thereto, of the Trust and all instruments necessary or desirable in connection therewith, hereby ratifying and confirming my signature as it may be signed by said attorneys to any and all amendments to said Registration Statement.

•	Reorganization of the City National Rochdale Fixed Income Opportunities Fund into the American Beacon TwentyFour Strategic Income Fund.

Pursuant to the requirements of the Securities Act of 1933, as amended, this instrument has been signed below by the following in my capacity and is effective on the 1st day of October 2026.

/s/ Gilbert G. Alvarado	/s/ Gerard J. Arpey
Gilbert G. Alvarado	Gerard J. Arpey
/s/ Eugene J. Duffy	/s/ Claudia A. Holz
Eugene J. Duffy	Claudia A. Holz

/s/ Douglas A. Lindgren	/s/ Janet C. Smith
Douglas A. Lindgren	Janet C. Smith
/s/ Paul Zemsky
Paul Zemsky